UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 26, 2007

STANCORP FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

State of Oregon	1-14925	93-1253576
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1100 SW Sixth Avenue, Portland, Oregon	97204
(Address of principal executive offices)	(Zip Code)

(971) 321-7000

(Registrant’s telephone number, including area code)

No Change

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.02 Results of Operations and Financial Condition.

1.	On July 26, 2007, StanCorp Financial Group, Inc. held a conference call to discuss its earnings for the Second Quarter 2007. During the call, StanCorp Financial Group, Inc. management incorrectly stated that sales for July 2007 fell just short of doubling sales for the Third Quarter 2006.

2.	StanCorp Financial Group, Inc. hereby corrects certain information that was incorrectly described in the Question and Answer section of the call, in response to questions from Jukka Lipponen of Keefe, Bruyette & Woods and Ed Spehar of Merrill Lynch:

July 2007 sales were approximately double July 2006 sales and approximated sales for the Third Quarter 2006.

3.	StanCorp Financial Group, Inc. attaches herewith, as Exhibit 99.1 transcript excerpts from the related portion of the discussion from the company’s Second Quarter 2007 Conference Call.

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure.

The information set forth above under Item 2.02 “Results of Operations and Financial Condition” is also furnished pursuant to this Item 7.01 and Exhibit 99.1 is hereby incorporated by reference into this Item 7.01.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

99.1	Transcript Excerpts from StanCorp Financial Group, Inc. Second Quarter 2007 Earnings Conference Call on July 26, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANCORP FINANCIAL GROUP, INC.

Dated: July 26, 2007

/s/ Robert M. Erickson
Robert M. Erickson
Assistant Vice President, Controller and
Principal Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
* 99.1	Transcript Excerpts from StanCorp Financial Group, Inc. Second Quarter 2007 Earnings Conference Call on July 26, 2007.

*	Furnished herewith